Exhibit 10.13.1

SECUREWORKS CORP.

2016 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

COVER SHEET

SecureWorks Corp., a Delaware corporation (the “Company”), hereby grants an option (the “Option”) to purchase shares of the Company’s Class A common stock, par value $0.01 per share (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth below. Additional terms and conditions of the Option are set forth on this cover sheet and in the attached Nonqualified Stock Option Agreement (together, the “Agreement”) and in the SecureWorks Corp. 2016 Long-Term Incentive Plan (as amended from time to time, the “Plan”).

Grant Date:
Name of Grantee:
Number of Shares of Stock Covered by the Option:
Option Price per Share:
Vesting Schedule:

If you continue in Service on each applicable vesting date, the Option shall vest in three equal annual installments on each of the first (1st), second (2nd), and third (3rd) anniversaries of the Grant Date; provided, however, that any fractional shares shall be rounded down to the nearest whole share on each of the first two (2) vesting dates and, if applicable, shall vest on the last vesting date.

By your signature below or by your electronic acknowledgement of this Agreement, you agree to all of the terms and conditions described in the Agreement and in the Plan (if this is in paper form, a copy of the Plan is attached and if this is in electronic form, a copy of the Plan is available on this website). You acknowledge that you have carefully reviewed the Plan and agree that the Plan shall control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Grantee:		Date:
(Signature)
Company:		Date:
(Signature)

Name:

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

SECUREWORKS CORP.

2016 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This Agreement evidences an award of an Option exercisable for that number of shares of Stock set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement and the Plan. This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Transferability

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the Option. Other than by will or the laws of descent and distribution, the Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your Option.

Notwithstanding these restrictions on transfer, the Committee may authorize, in its sole discretion, the transfer of a vested Option (in whole or in part) to a member of your immediate family or a trust for the benefit of your immediate family.

Vesting

Your Option shall vest in accordance with the vesting schedule set forth on the cover sheet of this Agreement, so long as you continue in Service on each applicable vesting date, and is exercisable only as to its vested portion. You may not vest in more than the number of shares of Stock covered by your Option, as set forth on the cover sheet of this Agreement.

Notwithstanding your vesting schedule, the Option shall become 100% vested upon your termination of Service due to your death or Disability. No additional portion of your Option shall vest after your Service has terminated for any reason.

Forfeiture of Unvested Options / Term

Unless the termination of your Service triggers accelerated vesting or other treatment of your Option pursuant to the terms of this Agreement, the Plan, a written compensatory agreement between you and the Company or an Affiliate, or a written compensatory program or policy of the Company or an Affiliate otherwise applicable to you, you will immediately and automatically forfeit to the Company the unvested portion of the Option in the event your Service terminates for any reason.

Your Option will expire in any event at the close of business at Company headquarters on the tenth (10th) anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier if your Service terminates, as described below.

Expiration of Vested Options After Service Terminates

If your Service terminates for any reason, other than death, Disability, or Cause, then the vested portion of your Option will expire at the close of business at Company headquarters on the ninetieth (90th) day after your termination date.

If your Service terminates because of your death or Disability, then the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death or termination for Disability. During that twelve (12)-month period, your estate or heirs may exercise the vested portion of your Option.

If your Service is terminated for Cause, then you shall immediately forfeit all rights to your entire Option (both vested and unvested portions), and the Option shall immediately and automatically expire.

Notice of Exercise	The Option may be exercised, in whole or in part, to purchase a whole number of vested shares of Stock of not less than one hundred (100) shares, unless the number of vested shares purchased is the total number available for purchase under the Option, by following the procedures set forth in the Plan and in this Agreement and by giving notice to the Company or its designated agent in accordance with instructions generally applicable to all option holders. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you wish to exercise this Option in full or in part, you must include payment of the aggregate Option Price for the shares you are purchasing. Payment may be made in one of the following forms:

•    Cash, your personal check, a cashier’s check, a money order, or another cash equivalent acceptable to the Company.

•    Shares of Stock which are owned by you and which are surrendered to the Company, including through the withholding of shares otherwise issuable upon exercise. The Fair Market Value of the shares as of the effective date of the Option exercise will be applied to the Option Price.

•    By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

Evidence of Issuance	The issuance of the shares upon exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, by (i) book-entry registration or (ii) issuance of one or more share certificates.

Withholding

You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Stock acquired under this Option.

You agree that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

Trading Restrictions

The Company may establish periods from time to time during which your ability to engage in transactions involving the Company’s stock is subject to specific restrictions (“Restricted Periods”). Notwithstanding any other provisions herein, you may not exercise Options during an applicable Restricted Period unless such exercise is specifically permitted by the Company (in its sole discretion). You may be subject to a Restricted Period for any reason that the Company determines appropriate, including a Restricted Period generally applicable to service providers or groups of service providers.

Stockholder Rights

You (and your estate or heirs) have no rights as a stockholder with respect to the shares of Stock underlying the Option unless and until the shares of Stock underlying the Option have been issued upon exercise of your Option and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments to your Stock shall be made for dividends, distributions, or other rights on or with respect to the Stock generally if the applicable record date for any such dividend, distribution, or right occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan. You may at any time obtain a copy of the prospectus related to your Award pursuant to this Agreement by accessing the prospectus at SecureWorks Corp., One Concourse Parkway, Suite 500, Atlanta, GA 30328. Additionally, you may receive a paper copy of the prospectus free of charge from the Company by contacting Stock Option Administration in writing at SecureWorks Corp., One Concourse Parkway, Suite 500, Atlanta, GA 30328, (404) 486-4400 or e-mail Stock_Option_Administrator@SecureWorks.com.

No Right to Continued Service

This Agreement and this Option do not give you the right to expectation of Service with, or to continue in the Service of, the Company or any Affiliate. The Company or any Affiliate, as applicable, or their applicable stockholders reserve the right to terminate your Service relationship with the Company or an Affiliate at any time and for any reason.

Corporate Activity

Your Option shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Article 16 of the Plan.

Clawback

This Option is subject to mandatory repayment by you to the Company in the circumstances specified in the Plan, including to the extent you are or in the future become subject to any Company “clawback” or recoupment policy or Applicable Laws that require the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or Applicable Laws.

Governing Law & Venue	You understand and agree that the Company is a Delaware corporation with global operations and that your Option may be part of a contemporaneous grant of many similar awards to individuals located in numerous jurisdictions. You agree that this Agreement and the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, United States of America, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of any other jurisdiction.

The exclusive venue for any and all disputes arising out of or in connection with this Agreement shall be New Castle County, Delaware, United States of America, and the courts sitting exclusively in New Castle County, Delaware, United States of America shall have exclusive jurisdiction to adjudicate such disputes. Each party hereby expressly consents to the exercise of jurisdiction by such courts and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to such laying of venue (including the defense of inconvenient forum).

Compliance with Foreign Exchange Laws

Local foreign exchange laws may affect your Option or the vesting of your Option. You are responsible for obtaining any exchange control approval that may be required in connection with such events. Neither the Company nor any of its Affiliates will be responsible for obtaining such approvals or liable for the failure on your part to obtain or abide by such approvals. This statement does not constitute legal or tax advice upon which you should rely. You should consult with your personal legal and tax advisers to ensure your compliance with local laws. You agree to comply with all Applicable Laws and pay any and all applicable taxes associated with the grant or vesting of this Option.

The Plan

The text of the Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meanings set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments, or negotiations concerning this Option are superseded, except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Data Privacy	By accepting this Option, you consent to the collection, use and transfer of personal data as described in this paragraph. You understand that the Company and its Affiliates hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or equivalent, compensation, nationality, job title, ownership interests or directorships held in the Company or its Affiliates, and details of all equity awards or other entitlements to shares of Stock awarded, cancelled, exercised, vested or unvested (“Data”). You further understand that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of your participation in the Plan, and that the Company and any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan. You understand that these recipients may be located in the European Economic Area or elsewhere, such as the United States. You authorize them to receive, possess, use, retain, and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of Stock on your behalf, in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any shares of Stock acquired under the Plan. You understand that you may, at any time, view such Data or require any necessary amendments to the Data.

Notice Delivery

By accepting the Option, you agree that notices may be given to you in writing either at your home or mailing address as shown in the records of the Company or an Affiliate or by electronic transmission (including e-mail or reference to a website or other URL) sent to you through the normal process employed by the Company or the Affiliate, as applicable, for communicating electronically with its directors.

Code Section 409A

The grant of the Option under this Agreement is intended to comply with the “stock rights” exemption from Code Section 409A (“Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance with Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, none of the Company, its Affiliates, the Board, or the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and none of the Company, its Affiliates, the Board, or the Committee will have any liability to you for such tax or penalty.

IPO Lock-Up	In connection with the Company’s initial public offering of Stock, unless you or the Company has a written agreement with the underwriters of the offering that provides otherwise, you agree not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, whether or not covered by this Award, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or agree to engage in any of the foregoing transactions, without the prior written consent of the Company and such underwriters, for such period of time after the date of the IPO prospectus as shall have been determined by the Company and such underwriters. You further agree to execute such agreements and instruments as may be reasonably requested by the Company or such underwriters that are consistent with this undertaking or that are necessary to give further effect to the undertaking.

By accepting this Agreement, you agree to all of

the terms and conditions described above and in the Plan.

Exhibit A

SECUREWORKS CORP.

2016 LONG-TERM INCENTIVE PLAN

[See attached]